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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-30729, 33-41417, 33-41475, and 33-51298), and on Form S-8 (Nos. 2-92085, 33-44044, 33-45365,
33-46779, 33-51445, 33-51579, 33-53815 and 33-53819, 33-62043, 33-62045,
333-12583, 333-12589, 333-12591, 333-13219, 333-30127, 333-23661, and 333-23663)
of Westinghouse Electric Corporation of our report, appearing on page 28 of this Form 10-K/A, dated January 29, 1997, except as to note 24, which is as of July 11, 1997.

    Our report refers to a restatement of the 1996 consolidated financial statements.

LOGO

KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
July 11, 1997


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